Exhibit 99.1

Vallon Pharmaceuticals Reports Fiscal Year 2022 Financial Results

PHILADELPHIA, PA, February 24, 2023 – Vallon Pharmaceuticals, Inc. (NASDAQ: VLON), (“Vallon” or the “Company”), today reported its financial results for the fiscal year ended December 31, 2022.
In December 2022, Vallon announced it had entered into a definitive agreement (the “Merger Agreement”) with GRI Bio, Inc. (“GRI Bio”), a privately held biotechnology company with the goal of advancing an innovative pipeline of Natural Killer T (“NKT”) cell regulators for the treatment of inflammatory, fibrotic and autoimmune diseases. Pursuant to the Merger Agreement, GRI Bio will merge with a wholly-owned subsidiary of Vallon in an all-stock transaction (the “Merger”). The combined company will focus on advancing GRI Bio’s innovative pipeline of NKT cell regulators for the treatment of inflammatory, fibrotic and autoimmune diseases with an initial focus on Idiopathic Pulmonary Fibrosis (“IPF”). Following the closing of the Merger, the combined company is expected to operate under the name “GRI Bio, Inc.” and will focus on the development of GRI Bio’s pipeline and trade on The Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “GRI”. The transaction is expected to close in the second quarter of 2023.
David Baker, Chief Executive Officer of Vallon, commented, “The latter part of 2022 was focused on evaluating strategic alternatives in order to maximize shareholder value. We believe that merging with GRI Bio and advancing a potentially deep pipeline, leveraging its innovative NKT regulator technology represents the best path forward for Vallon shareholders in the near and long term. We continue to work towards the successful closing of our proposed merger agreement with GRI Bio, which we expect to be completed early in the second quarter of this year.”
Summary of Financial Results for Fiscal Year 2022
Net loss was $7.0 million and $9.3 million for the fiscal years ended December 31, 2022 and 2021, respectively.
Research and development expenses were $1.2 million and $5.2 million for the fiscal years ended December 31, 2022, and 2021, respectively. The decrease in research and development expenses was primarily due to a decrease in the development program of ADAIR, personnel expenses, including stock-based compensation and consulting fees. General and administrative expenses were $5.8 million and $4.1 million for the fiscal years ended December 31, 2022, and 2021, respectively. The increase in general and administrative expenses was primarily related to increased costs as a result of our evaluation of strategic alternatives.
As of December 31, 2022, the Company had cash and cash equivalents of approximately $3.8 million.

About Vallon Pharmaceuticals, Inc.
Vallon is a clinical-stage biopharmaceutical company, headquartered in Philadelphia, PA. The Company has been focused on the development of new medications to help patients with CNS disorders.
For more information about the Company, please visit www.vallon-pharma.com or connect with us on LinkedIn or Twitter.
References to websites have been provided for convenience, and the information contained on any such website is not a part of, or incorporated by reference into, this press release. Vallon is not responsible for the contents of third-party websites.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any proxy, consent, authorization, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended.
Additional Information About the Proposed Transaction for Investors and Shareholders
In connection with the Merger, on December 23, 2022, the Company filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (No. 333-268977), which included a preliminary proxy statement/prospectus and certain other related documents and intends to file with the SEC any amendments to the registration statement on Form S-4, as required by the SEC (collectively, the “Registration Statement”), which will include a definitive proxy statement/prospectus and certain other related documents, which will be both the proxy statement to be distributed to holders of the Company’s common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Merger and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of the Company to be issued in the Merger. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as well as other documents filed with the SEC in connection with the proposed Merger, as these materials will contain important information about the parties to the Merger Agreement, the Company and the proposed Merger. After the Registration Statement is declared effective, the definitive proxy statement/prospectus and other relevant materials for the proposed Merger will be mailed to stockholders of the Company as of a record date to be established for voting on the proposed Merger and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov. In addition, the documents filed by Vallon may be obtained free of charge from Vallon’s website at www.vallon-pharma.com or by written request to Vallon at vallon@jtcir.com.

Participants in the Solicitation
Vallon, GRI Bio and certain of their respective directors and executive officers may be deemed, under the SEC rules, to be participants in the solicitation of proxies from Vallon stockholders with respect to the matters relating to the Merger. Information regarding Vallon’s executive officers and directors is available in Vallon’s proxy statement on Schedule 14A for its 2022 annual meeting of stockholders, filed with the SEC on April 27, 2022 and Vallon’s Annual Report on Form 10-K for the year-ended December 31, 2022. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Vallon’s investor page on its corporate website at www.vallon-pharma.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of Vallon’s stockholders generally, will be set forth in the Registration Statement, when available.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions. These forward-looking statements are based on Vallon’s and GRI Bio’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the timing of the completion of the Merger. Actual results may differ from the expectations, estimates and projections expressed by Vallon and GRI Bio herein and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation: (1) the ability of Vallon and GRI Bio to meet the closing conditions in the Merger Agreement, including due to failure to obtain approval of the stockholders of Vallon and GRI Bio or certain regulatory approvals, or failure to satisfy other conditions to closing in the Merger Agreement; (2) the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against Vallon or GRI Bio following the announcement of the Merger Agreement and the transactions contemplated therein, that could give rise to the termination of the Merger Agreement or could otherwise cause the transactions contemplated therein to fail to close; and (3) other risks and uncertainties indicated from time to time in the Registration Statement, including those under the heading “Risk Factors” in the Registration Statement and in Vallon’s other filings with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.
Investor Contact:
JTC Team, LLC
Jenene Thomas
(833) 475-8247
vallon@jtcir.com